UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2012

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure

Virginia Interactive, LLC (VI), an indirect subsidiary of NIC Inc., currently provides outsourced portal services to agencies of the Commonwealth of Virginia under a contract for egovernment services which expires August 31, 2012.

On April 18, 2012, Virginia Information Technologies Agency (VITA), an agency of the Commonwealth of Virginia, announced the award of new contracts to multiple vendors other than VI. These vendors responded to three separate Requests for Proposals (RFPs) issued by VITA which decentralize to the agency level and disaggregate some of the enterprise-wide portal functions currently managed by VI. Other functions covered by the expiring VI contract were not bid out.

The three RFPs were for (1) web site services (the portal front page), (2) hosting, and (3) operation and maintenance of existing online applications (O&M). Development of new online applications was not bid out, but will be the responsibility of each agency. Funding for all services under the new contracts, as well as for development of new online applications, will be through traditional budget appropriations.

VI responded to the RFPs and was selected for negotiations, along with other contractors, but could not come to an agreement with the Commonwealth on terms that reflected acceptable business risk, in VI’s judgment, comparable to the protection afforded its business and intellectual property under the current enterprise-wide model.

VITA, the contracting agency for the new contracts as well as for VI’s current contract has notified VI that it intends to utilize VI for “transition services,” as provided for in VI’s expiring contract. Transition services are available for up to one year following the contract expiration on August 31, 2012.

VI appreciates the excellent relationship it has enjoyed as the enterprise-wide portal partner of the Commonwealth for fifteen years, and continues to maintain excellent and reference-able relationships with Commonwealth agencies. During VI’s tenure, the Commonwealth was awarded the Center for Digital Government’s “Best of the Web” award twice, and finished in the top five states for the award fourteen of the fifteen years.

NIC Inc. does not intend to amend its financial guidance for 2012 as a result of these events. Although second in population among the states served by subsidiaries of NIC, VI revenues account for approximately 4% of total NIC consolidated revenues for the year ended December 31, 2011.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

By:	/s/ William F. Bradley, Jr.
William F. Bradley, Jr. Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Date:  April 18, 2012